Exhibit 3 (f)2


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                                     BY LAWS

                                       of

                       Savannah Electric and Power Company

                -------------------------------------------------






                           as Amended to May 17, 2000


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                                     BYLAWS

                                       of

                       Savannah Electric and Power Company

                      -------------------------------------


                                    ARTICLE I

                                      Name

         The name of this Corporation shall be Savannah Electric and Power Company.

                                   ARTICLE II

                              Stockholders' Meeting

         All meetings of the Stockholders shall be held at the principal office of the Corporation in Savannah, Georgia, unless some other place in Georgia is stated in the call.

                                   ARTICLE III

                                 Annual Meetings

         The annual meeting of the Stockholders of this Corporation shall be held on the third Tuesday in May in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding Tuesday not a legal holiday. In the event that such annual meeting is omitted by oversight or otherwise on the date herein provided therefor, a subsequent meeting may be held in place thereof, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting. Such subsequent meeting shall be called in the same manner and as provided for special Stockholders' meetings.

                                   ARTICLE IV

                                Special Meetings

         Special meetings of the Stockholders of this Corporation shall be held whenever the Chairman of the Board, the President or a Vice President, a majority of the Board of Directors, or the holders of at least one-fourth (1/4)
part in interest of the capital stock issued and outstanding and entitled to vote thereat shall make application therefor to the Secretary or an Assistant Secretary, stating the time, place and purpose of the meeting applied for. Special meetings of the Stockholders shall also be held following the accrual of the rights of the Preferred Stock of the Corporation, voting as a class, to elect the smallest number of Directors of this Corporation necessary to constitute a majority of the members of the Board of Directors, whenever required to be held in accordance with the provisions of the Charter of the Corporation and/or any resolution of the Stockholders setting forth the powers, preferences, etc. of the various classes of stock of the Corporation.

                                    ARTICLE V

                        Notice of Stockholders' Meetings

         Notice of all Stockholders' meetings, stating the time and place, and, in the case of special meetings, the objects for which such meetings are called, shall be given by the Secretary or an Assistant Secretary, by mail, to each Stockholder of record entitled to vote at said meeting at his or her registered address, at least ten (10) days prior to the date of the meeting, and the person giving such notice shall make affidavit in relation thereto; provided that notice of any such meeting shall be deemed to be sufficiently given to any Stockholder who, while the provisions of the Trading with the Enemy Act (Public Act No. 91 of the Sixty-fifth Congress of the United States of America, as now or hereafter amended) shall be operative, shall appear from the stock books to be or shall be known to the Corporation to be an "enemy" or "ally of enemy" as defined in the said Act and whose address appearing on such stock books is outside the United States, or the mailing to whom of notice shall at the time be prohibited by any other law of the United States of America or by any executive order or regulation issued or promulgated by any officer or agency of the United States of America (a) if, at least ten (10) days prior to the date of the meeting, a copy of the notice of the meeting shall be mailed to any person or agency who by any such law, order or regulation shall have been duly designated to receive such notice or duly designated or appointed as custodian of the property of such Stockholder; or (b) if a brief notice of such meeting, including, in the case of a special meeting, either a brief statement of the objects for which such meeting is called or a statement as to where there may be obtained a copy of a written notice containing a statement of such objects, shall be published by the Corporation at least once, not less than ten (10) days before the meeting in a daily newspaper published in the English language and of general circulation in the City of Savannah, Georgia; provided further, however, that notice of any Stockholders' meeting stating that an increase of the stock or an issuance of bonds will be considered, shall be published in a daily newspaper published in the English language and of general circulation in the City of Savannah, Georgia, once a week for four weeks prior to the time of holding such meeting.

         Any meeting at which all the Stockholders are present, either in person or represented by proxy, or of which those not present in person have waived notice in writing, shall be a legal meeting for the transaction of business, notwithstanding that notice has not been given as hereinbefore provided.

                                   ARTICLE Vl

                                Waiver of Notice

         Notice of any Stockholders' meeting may be waived by any Stockholder.

                                   ARTICLE VII

                                     Quorum

         At any meeting of the Stockholders a majority in interest of all the capital stock issued and outstanding and entitled to vote, represented by Stockholders of record in person or by proxy, shall constitute a quorum, but a less interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the capital stock represented thereat shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the Charter of this Corporation or these Bylaws, a larger or different vote is required, in which case such express provision shall govern and control the decision of such question. The provisions of this Article are subject to the provisions of the Charter of the Company and/or any resolution of the Stockholders setting forth the powers, preferences, etc., of the various classes of stock of the Company.

                                  ARTICLE VIII

                                Proxy and Voting

         Stockholders of record may vote at any meeting either in person or by proxy in writing, which shall be filed with the Secretary of the meeting before being voted. The voting powers of the respective classes of stock of the Company shall be as provided in the Charter of the Company and/or any resolution of the Stockholders setting forth the powers, preferences, etc., of the various classes of stock of the Company.

                                   ARTICLE IX

                               Board of Directors

         A Board of not less than five nor more than fifteen Directors shall be chosen by ballot at the Annual Meeting of the Stockholders or at any meeting held in lieu thereof as hereinbefore provided.

         The number of Directors for each corporate year shall be fixed by vote at the meeting when elected, but the Stockholders may, at a special meeting called for the purpose during any such year, increase or decrease (within the limits above specified) the number of Directors as thus fixed and if necessary elect Directors to complete the number so fixed. A majority of the Directors shall be citizens and residents of Georgia. Each Director shall serve until the next Annual Meeting of the Stockholders and until his successor is duly elected and qualified. Directors need not be Stockholders of the Corporation.

         A non-employee Director shall become ineligible to serve as a Director
(a) after his 70th birthday; (b) one year after permanent separation from the business or professional organization with which he was primarily associated when first elected as a Director; (c) one year after any other material change in his primary occupation or executive position from that which he pursued or held when first elected as a Director; or (d) one year after moving his principal residence outside the service area in which he was a resident when first elected a Director. The provisions of this paragraph shall apply to all such non-employee Directors regardless of the date of first election as a Director.

         The provisions of this Article are subject to the provisions of the Charter of the Company and/or any resolution of the Stockholders setting forth the powers, preferences, etc., of the various classes of Company.

                                    ARTICLE X

                               Powers of Directors

         The Board of Directors shall have the entire management of the business of the Corporation. In the management and control of the property, business and affairs of the Corporation, the Board of Directors is hereby vested with all the powers possessed by the Corporation itself, so far as this delegation of authority is not inconsistent with the laws of the State of Georgia, with the Charter of the Corporation or with these Bylaws. The Board of Directors shall have power to determine what constitutes net earnings, profits and surplus, respectively, what amount shall be reserved for working capital and for any other purposes, and what amount shall be declared as dividends, and such determination by the Board of Directors shall be final and conclusive.

                                   ARTICLE XI

                         Executive and Other Committees

         The Board of Directors may elect from their number an Executive Committee of not less than three or more than seven members, which Committee may exercise the powers of the Board of Directors in the management of the business of the Corporation when the Board is not in session. The Executive Committee shall report its action to the Board of Directors for approval. The Executive Committee may make rules for the holding and conduct of its meetings and the keeping of the records thereof.

         The Board of Directors may likewise elect or appoint from their number other committees from time to time, the number composing such committees and the powers conferred upon the same to be determined by vote of the Board of Directors.

                                   ARTICLE XII

                                    Meetings

         Regular meetings of the Board of Directors shall be held at such places and at such times as the Board may by vote from time to time determine, and if so determined no notice thereof need be given. Special meetings of the Board of Directors may be held at any time or place whenever called by the Chairman of the Board, the President, a Vice President, the Secretary, an Assistant Secretary, or five or more Directors, reasonable notice thereof being given to each Director by the Secretary or an Assistant Secretary or officer calling the meeting, or at any time without formal notice provided all the Directors are present, or those not present have waived notice thereof in writing. Such special meetings shall be held at such times and places as the notice thereof or waiver shall specify.

                                  ARTICLE XIII

                                     Quorum

         A majority of the total number of members of the Board of Directors as constituted for the time being, but not less than three, shall constitute a quorum for the transaction of business, but a less number may adjourn any meeting from time to time and the same may be held as adjourned without further notice. When a quorum is present at any meeting, a majority vote of the members in attendance thereat shall decide any questions brought before such meeting, except as otherwise provided by law, by the Charter of this Corporation or by these Bylaws.

                                   ARTICLE XIV

                                    Officers

         The officers of this Corporation shall be a Chairman of the Board, subject to Article XVII hereof, and a President, one or more Vice Presidents, a Secretary and a Treasurer. All officers shall be elected by the Board of Directors after its election by the Stockholders, and a regular meeting may be held without notice for this purpose immediately after the Annual Meeting of the Stockholders and at the same place.

                                   ARTICLE XV

                         Additional Officers and Agents

         The Board of Directors at its discretion may appoint a General Manager, one or more Assistant Treasurers and one or more Assistant Secretaries, and such other officers or agents as it may deem advisable and prescribe the duties thereof.

                                   ARTICLE XVI

                             Eligibility of Officers

         The Chairman of the Board, if any, and the President, shall each be a Director of the Corporation. The Vice Presidents, Secretary and Treasurer and such other officers as may be appointed may be but need not be Directors of the Corporation. The same person may hold the offices of Secretary and Treasurer.

                                  ARTICLE XVII

                              Chairman of the Board

         The Corporation may, in the discretion of the Board of Directors, have a Chairman of the Board who, in such case, shall be the chief executive officer of the Corporation and, as such, shall have supervision of its policies, business, and affairs, and such other powers and duties as are commonly incident to the office of chief executive officer. He shall preside at the meetings of the Board of Directors and may call meetings of the Board of Directors and of any committee thereof, whenever he deems it necessary and he shall call to order and act as chairman of all meetings of the Stockholders of the Corporation. In addition, he shall have such other powers and duties as the Board of Directors shall designate from time to time. The Chairman of the Board, unless some other person is thereunto specifically authorized by vote of the Board of Directors, shall have power to sign all bonds, deeds and contracts of the Corporation. Should the Board of Directors determine not to have, or upon a vacancy occurring in such office fail to elect, a Chairman of the Board, such office shall cease to exist pending subsequent action by the Board of Directors recreating such office.

                                  ARTICLE XVIII

                                    President

         The President shall, subject to the supervision of the Chairman of the Board, have the direction of and responsibility for, the operations of the Corporation, and such other powers and duties as are commonly incident to that office. He shall also have such other powers and duties as the Board of Directors shall designate from time to time and, in the absence of the Chairman of the Board, or should such office fail to exist, shall have the powers and duties of the Chairman of the Board. The President or a Vice President, unless some other person is thereunto specifically authorized by vote of the Board of Directors, shall have power to sign all certificates of stock, bonds, deeds and contracts of the Corporation.

                                   ARTICLE XIX

                                 Vice Presidents

         A Vice President shall perform the duties and have the powers of the Chairman of the Board and the President during the absence or disability of the Chairman of the Board (or the nonexistence of said office) and the President and shall have power to sign all certificates of stock, bonds, deeds and contracts of the Corporation, and shall perform such other duties and have such other powers as the Board of Directors shall from time to time designate.

                                   ARTICLE XX

                                    Secretary

         The Secretary shall be present at all meetings of the Stockholders, of the Board of Directors and of the Executive Committee, and shall keep accurate records of the proceedings at such meetings in books provided for that purpose. He shall perform all the duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors shall from time to time designate. In the absence of the Secretary, an Assistant Secretary or a Secretary pro tempore shall perform his duties. The Secretary, Assistant Secretary or Secretary pro tempore shall be sworn.

                                   ARTICLE XXI

                                    Treasurer

         The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the money, funds, valuable papers and documents of the Corporation (other than his own bond, which shall be in the custody of the President), and shall have and exercise under the supervision of the Board of Directors, all the powers and duties commonly incident to his office, and shall give bond in such form and with such sureties as shall be required by the Board of Directors. He shall deposit all funds of the Corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business as the Board of Directors shall designate. He may endorse for deposit or collection all checks, notes, et cetera, payable to the Corporation or to its order, may accept drafts on behalf of the Corporation, and shall, together with the President or a Vice President, sign all certificates of stock. He shall keep accurate books of account of the Corporation's transactions, which shall be the property of the Corporation, and, together with all its property in his possession, shall be subject at all times to the inspection and control of the Board of Directors. The Treasurer shall hold his office during the pleasure of the Board of Directors, and shall in every way be subject to their orders.

         All checks, notes, drafts or other obligations for the payment of money shall be signed by the Treasurer (except as the Board of Directors shall otherwise specifically order) and, with the exception of checks for the payment of not exceeding $10,000 (which require one signature) and notes, shall be countersigned as a condition to their validity by the Chairman of the Board or the President or such other officer or agent as the Board of Directors shall by resolution direct; notes shall be countersigned as a condition to their validity only by such officer or agent as the Board of Directors shall by resolution direct. Checks for the total amount of any payroll may be drawn in accordance with the foregoing provisions and deposited in a special fund. Checks upon this fund may be drawn by such person as the Treasurer shall designate, and need not be countersigned.

         The Directors may appoint one or more Assistant Treasurers with such powers and duties, including the powers and duties of the Treasurer as herein stated, as to them shall seem best.

                                  ARTICLE XXII

                                    Removals

         The Stockholders may, at any meeting called for the purpose, by vote of a majority of the capital stock issued and outstanding, remove any Director or other officer elected by them and elect his successor. The Board of Directors may, by vote of not less than a majority of the entire Board, remove from office any officer or agent elected or appointed by them. The provisions of this Article are subject to the provisions of the Charter of the Company and/or any resolution of the Stockholders setting forth the powers, preferences, etc., of the various classes of stock of the Company.

                                  ARTICLE XXIII

                                    Vacancies

             If the office of any Director or officer or agent, one or more, becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the remaining Directors, although less than a quorum, may, by a majority vote, choose a successor or successors who shall hold office for the unexpired term, but vacancies in the Board of Directors may be filled for the unexpired term by the Stockholders at a meeting called for that purpose, unless such vacancy shall have been filled by the Directors. The provisions of this Article are subject to the provisions of the Charter of the Company and/or any resolution of the Stockholders setting forth the powers, preferences, etc., of the various classes of stock of the Company.

                                  ARTICLE XXIV

                                  Capital Stock

         The amount of capital stock shall be as fixed in the Charter of this Corporation or as the same may be increased or decreased from time to time in accordance with the provisions of law.

                                   ARTICLE XXV

                              Certificates of Stock

         Every Stockholder shall be entitled to a certificate or certificates of stock of the Company in form prescribed by the Board of Directors, duly numbered and sealed with the corporate seal of the Company, and setting forth the number and kind of shares represented thereby to which each Stockholder is entitled. Such certificates shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company. The Board of Directors may also appoint one or more Transfer Agents and/or Registrars for its stock of any class or classes and may require stock certificates to be counter-signed and/or registered by one or more of such Transfer Agents and/or Registrars. If certificates of capital stock of the Company are signed by a Transfer Agent or by a Registrar, the signature of the officers of the Company and the seal of the Company thereon may be facsimiles, engraved, printed or otherwise reproduced. Any provisions of these Bylaws with reference to the signing and sealing of stock certificates shall include, in cases above permitted, such facsimiles. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Company, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Company, such certificate or certificates may nevertheless be adopted by the Board of Directors of the Company and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Company.

                                  ARTICLE XXVI

                                Transfer of Stock

         Shares of stock may be transferred by delivery of the certificate, accompanied either by an assignment in writing on the back of the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the owner of the certificate. No transfer shall affect the right of the Corporation to pay any dividend due upon the stock, or to treat the holder of record as the holder in fact until such transfer is recorded upon the books of the Corporation or a new certificate is issued to the person to whom it has been so transferred. It shall be the duty of every Stockholder to notify the Corporation of his post office address.

                                  ARTICLE XXVII

                                  Record Dates

         The Board of Directors or the Executive Committee may fix in advance
(a) a date, not less than ten (10) nor more than forty-five (45) days preceding the date of any meeting of the Stockholders, as a record date for the determination of Stockholders entitled to notice of and to vote at any such meeting or any adjournment thereof; (b) a date, not less than ten (10) nor more than thirty (30) days prior to the date for the payment of any dividend, or other distribution, or the date for the allotment of rights, or the date when any change, conversion or exchange of capital stock (including any exchange of stock upon a merger, consolidation or sale of all, or substantially all, of the assets of the Corporation) shall go into effect, as a record date for the determination of the Stockholders entitled to receive payment of any such dividend, or distribution, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of capital stock, as the case may be; and (c) a date, not less than ten (10) nor more than forty-five
(45) days preceding the date for the taking of any other lawful corporate action not covered by the foregoing, as a record date for the determination of Stockholders entitled to act thereon and/or receive the benefit thereof; notwithstanding, in any such case, any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                                 ARTICLE XXVIII

                              Loss of Certificates

         In case of the loss, mutilation or destruction of a certificate of stock, a duplicate certificate may be issued therefor upon such terms as the Board of Directors shall prescribe.

                                  ARTICLE XXIX

                                      Seal

         The seal of this Corporation shall consist of a flat faced circular die with the words and figures "Savannah Electric and Power Company Corporate Seal 1921 Georgia" cut or engraved thereon.

                                   ARTICLE XXX

                  Facsimile Signatures on Bonds and Debentures

         The signatures of any officer of this Corporation executing a corporate bond, debenture or other debt security of the Corporation or attesting the corporate seal thereon, or upon any interest coupons annexed to any such corporate bond, debenture or other debt security of the Corporation, and the corporate seal affixed to any such bond, debenture or other debt security of the Corporation, may be facsimiles, engraved or printed, provided that such bond, debenture or other debt security of the Corporation is authenticated or countersigned with the manual signature of an authorized officer of the corporate trustee designated by the indenture or other agreement under which said security is issued or of an authenticating agent appointed by such corporate trustee to act in its behalf or by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer or officers whose signature or signatures, whether manual or facsimile, shall have been used on any corporate bond, debenture or other debt security shall cease to be an officer or officers of the Corporation for any reason before the same has been delivered by the Corporation, such bond, debenture or other debt security may nevertheless be issued and delivered as though the person or persons whose signatures were used thereon had not ceased to be such officer or officers.

                                  ARTICLE XXXI

                       Indemnification and Related Matters

             Each person who is or was a director or officer of the Corporation or is or was an employee of the Corporation holding one or more positions of management through and inclusive of department managers (but not positions below the level of department managers) (such positions being hereinafter referred to as "Management Positions") and who was or is a party or was or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation or is or was an employee of the Corporation holding one or more Management Positions, or is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation as a matter of right against any and all expenses (including attorneys' fees) actually and reasonably incurred by him and against any and all claims, judgments, fines, penalties, liabilities and amounts paid in settlement actually incurred by him in defense of such claim, action, suit or proceeding, including appeals, to the full extent permitted by applicable law. The indemnification provided by this Article shall inure to the benefit of the heirs, executors and administrators of such person.

         Expenses (including attorneys' fees) incurred by a director or officer of the Corporation or employee of the Corporation holding one or more Management Positions with respect to the defense of any such claim, action, suit or proceeding may be advanced by the Corporation prior to the final disposition of such claim, action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation under this Article or otherwise; provided, however, that the advancement of such expenses shall not be deemed to be indemnification unless and until it shall ultimately be determined that such person is entitled to be indemnified by the Corporation.

         The Corporation may purchase and maintain insurance at the expense of the Corporation on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director (or the equivalent), officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability or expense (including attorneys' fees) asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability or expense under this Article or otherwise.

           Without limiting the generality of the foregoing provisions, no present or future director or officer of the Corporation, or employee of the Corporation holding one or more Management Positions, or his heirs, executors, or administrators, shall be liable for any act, omission, step, or conduct taken or had in good faith, or for any undertaking entered into by the Corporation or its subsidiaries or affiliates which is required, authorized, or approved by any order or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any undertaking entered into by the Corporation due to environmental requirements including all legally enforceable environmental compliance obligations imposed by federal, state or local statute, regulation, permit, judicial or administrative decree, order and judgment or other similar means, or any undertaking entered into by the Corporation pursuant to any approved compliance plan, or any federal or state statute or municipal ordinance regulating the Corporation or its parent by reason of their being holding or investment companies, public utility companies, public utility holding companies, or subsidiaries of public utility holding companies. In any action, suit, or proceeding based on any act, omission, step, or conduct, as in this paragraph described, the provisions hereof shall be brought to the attention of the court. In the event that the foregoing provisions of this paragraph are found by the court not to constitute a valid defense on the grounds of not being applicable to the particular class of plaintiff, each such director and officer, or employee holding a Management Position, and his heirs, executors, and administrators, shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or imposed on him, in connection with, or arising out of, any such action, suit, or proceeding based on any act, omission, step, or conduct taken or had in good faith as in this paragraph described. Such expenses and liabilities shall include, but shall not be limited to, judgments, court costs, and attorneys' fees.

         The foregoing rights shall not be exclusive of any other rights to which any such director or officer or employee may otherwise be entitled and shall be available whether or not the director or officer or employee continues to be a director or officer or employee at the time of incurring any such expenses and liabilities.

         If any word, clause or provision of the Bylaws or any indemnification made under this Article shall for any reason be determined to be invalid, the provisions of the Bylaws shall not otherwise be affected thereby but shall remain in full force and effect. The masculine pronoun, as used in the Bylaws, means the masculine and feminine wherever applicable.

                                  ARTICLE XXXII

                                   Amendments

                  The By-laws of the Company may be altered, amended or repealed
(a) at any meeting of the Board of Directors by the vote of a majority of the entire Board then in office, or (b) by the vote of the holders of a majority of that part of the capital stock of the Company having voting powers which is represented in person or by proxy at any annual meeting of stockholders or at any special meeting called for that purpose (provided that a lawful quorum of stockholders be there represented in person or by proxy), or (c) without a meeting by the written consent of the holders of all of the issued and outstanding capital stock of the Company having voting powers; provided, however, that the Board of Directors shall not have power to alter, amend or repeal the provisions of Article VII or Article XXXI of the By-laws and provided, further, that an alteration, amendment or repeal of any other provision of the By-laws by the Board of Directors shall cease to be effective unless submitted to and ratified or approved at the next annual or special meeting at which a lawful quorum of stockholders is represented in person or by proxy by the vote of the holders of a majority of that part of the capital stock of the Company having voting powers which is represented in person or by proxy at such meeting

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file:  h:\BYLAWS AMENDED MAY 2000.doc